Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2026, with respect to the consolidated financial statements of Bit Digital, Inc. and the effectiveness of internal control over financial reporting, appearing in its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Audit Alliance LLP

Singapore

August 25, 2026